UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 23, 2004

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

         On September 23, 2004, Newfield issued a press release providing an update on production volumes affected by Hurricane Ivan in the Gulf of Mexico. Newfield sustained no major damage to its operated platforms. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release issued by Newfield Exploration Company on September 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: September 23, 2004	By:	/s/ TERRY W. RATHERT
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Terry W. Rathert
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Newfield Exploration Company on September 23, 2004.

Exhibit 99.1

Newfield Provides Production Update Following Hurricane Ivan

FOR IMMEDIATE RELEASE

        Houston – (September 23, 2004) – Newfield Exploration Company (NYSE:NFX) today provided an update on production volumes affected by Hurricane Ivan in the Gulf of Mexico. Newfield sustained no major damage to its operated platforms.

        As of September 22, approximately 1 billion cubic feet equivalent (Bcfe) of net production has been deferred. An additional 26 MMcfe/d (net) remains offline today awaiting repairs to both operated and non-operated production facilities and pipelines in the Ship Shoal, Main Pass and Viosca Knoll areas of the Gulf. Newfield estimates that these repairs will take 30-60 days. Combined, Newfield expects that approximately 2.5 Bcfe of net production will be deferred due to Hurricane Ivan.

         Newfield also disclosed that a portion of anticipated production volumes from the outside-operated Glider Field, located in the deepwater Gulf of Mexico, would be deferred as a result of damage to the subsea tree on one of the two producing wells. The damage occurred following well completion operations and during rig demobilization. The operator is working to repair the system and resume production from the wellbore. Newfield estimates that deferred production from Glider will be approximately 2.5 Bcfe net. Including the impact of Ivan and the deferred production at Glider, the Company now expects to produce about 240 Bcfe in 2004.

         Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield's areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins, the Uinta Basin of the Rocky Mountains, offshore Malaysia and other select international ventures.

         **The statements set forth in this release regarding the estimated timing of platform and pipeline repairs and estimated production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including the availability of service companies for repairs, drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources, labor conditions and other factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Newfield Exploration Company		For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020		Steve Campbell
Houston, TX 77060		(281) 847-6081
http://www.newfld.com		info@newfld.com

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